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                                                                    EXHIBIT 10.1

                                                                 EXECUTION COPY


                               NOVEMBER AGREEMENT

                  This November Agreement, dated as of November 14, 2002 (this "November Agreement"), amends the SpectraSite NewCo Purchase Agreement (the "Agreement") dated as of May 15, 2002, by and among Cingular Wireless LLC ("Buyer"), SpectraSite Holdings, Inc. ("Seller Parent"), SpectraSite Communications, Inc., Southern Towers, Inc.("Seller") and CA/NV Tower Holdings (the "Company"). Unless otherwise defined herein, defined terms shall have such meanings ascribed to them in the Agreement.

                  WHEREAS, pursuant to Section 8.4 of the Agreement, Buyer, Seller Parent, Seller and the Company desire to reinstate and modify the Agreement as more particularly set forth herein.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

1.       Reinstatement of Agreement.

         (a) Buyer hereby rescinds the notice of termination dated October 11, 2002 and Seller Parent, Seller and the Company hereby accept such rescission. Buyer, Seller Parent, Seller and the Company hereby agree that the Agreement is reinstated in its entirety and is and shall be in full force and effect as if such notice of termination had never been delivered, except as and to the extent expressly amended by the terms hereof.

         (b) Except to the extent set forth on Exhibit 5 hereto, Seller Parent and Seller reaffirm each of the representations, warranties and covenants of the Agreement as amended by this November Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that no exception identified on Exhibit 5 has been approved by Buyer, and at the Closing each representation and warranty shall be true, complete and correct and each covenant shall have been satisfied, in each case to the extent required under the Agreement as amended by this November Agreement.

2.       Amendment to Section 1.2.

                  Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "The aggregate purchase price for the Membership Interest shall be Seventy Three Million Five Hundred Thousand Dollars ($73,500,000)."

3.       Amendment to Section 2.2(c)(iii).

                  Section 2.2(c)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following.


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                  "(iii) constitute or result in a Default under any Order
                  applicable to any Seller Entity or any of their respective assets or (iv) require any Consent pursuant to any Order (other than the Confirmation Order) applicable to any Seller Entity or any of their respective assets."

4.       Amendment to Section 2.2(d).

                  Section 2.2(d) of the Agreement is hereby amended by adding the words "(other than the Confirmation Order)" after the word "Regulatory Authority".

5.       Amendment to Section 2.17.

                  Section 2.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

                  "There has not been filed any petition or application with respect to, or any proceeding commenced by or against, any of the assets of any Seller Entity (other than Seller Parent) under any Bankruptcy Law which has not been dismissed or stayed, and no Seller Entity has made any assignment for the benefit of creditors. No Seller Entity is "insolvent" within the meaning of any Bankruptcy Law or any Federal or State fraudulent transfer law (provided, however, that Seller Parent's solvency shall be determined after giving effect to the restructuring contemplated by Seller Parent's Plan of Reorganization). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall render any Seller Entity insolvent, leave such party with an unreasonably small amount of assets to conduct its business or unable to pay its debts as they become due (in each case, with respect to Seller Parent, after giving effect to the restructuring contemplated by Seller Parent's Plan of Reorganization). Each of Seller and Seller Parent acknowledges that, upon receipt of the Purchase Price, Seller will have received fair market value for the Membership Interest."

6.       Amendment to Section 2.18.

                  Section 2.18 of the Agreement is hereby deleted in its entirety.

7.       Amendment to Section 6.2(j)

                  Section 6.2(j) of the Agreement is hereby deleted in its entirety and replaced with the following:


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                  "(j) Recapitalization Transaction. The Confirmation Order
                  with respect to Seller Parent's Plan of Reorganization shall have been entered and all conditions to the effectiveness of Seller Parent's Plan of Reorganization shall have been satisfied (other than a self-executing condition that requires the consummation of the transactions contemplated by this Agreement). The parties acknowledge and agree that except for the issuance of 12,144,381 shares of Parent Stock (as defined in the Agreement to Sublease) to SBC Tower Holdings LLC which, pursuant to Section 1(a)(iv) of the Amended and Restated Unwind Side Letter, shall occur immediately prior to the exchange of Parent Stock for the consideration to be issued by Seller Parent in connection with the restructuring of the debt and capital structure of Seller Parent, the Closing shall be deemed to have occurred immediately following the effective time of the implementation of the Confirmation Order and restructuring of indebtedness pursuant to the Seller Parent's Plan of Reorganization."

8.       Amendment to Section 6.2(k).

                  Section 6.2(k) of the Agreement is hereby deleted in its entirety and replaced with the following.

                  "(k) No Seller Bankruptcy Case. Neither Seller nor the Company shall have filed, or joined or consented to the filing of, a petition for relief or similar proceeding with respect to Seller or the Company under any Bankruptcy Law. The court having jurisdiction over a chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Seller Parent shall not have substantively consolidated the assets of Seller or the Company into Seller Parent's bankruptcy estate. Creditors shall not have filed an involuntary petition or similar proceeding against Seller or the Company seeking a judgment, decree or order of any court granting any relief under any Bankruptcy Law which has not been dismissed or stayed."

9.       New Section 6.2(l).

                  The following is hereby inserted as a new Section 6.2(l) of the Agreement:

                  "(l) Seller shall have received the opinion of a nationally recognized investment banking firm, dated as of a date within thirty (30) days of the Confirmation Order to the effect that the consideration to be received by Seller in the


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                  transactions contemplated hereby is fair, from a financial point of view, to Seller."

10.      New Section 6.4.

                  The following is hereby inserted as a new Section 6.4 of the
Agreement:

                  "6.4  SELLER BANKRUPTCY.

                           In the event (a) Seller or the Company shall have
                  filed, or joined or consented to the filing of, a petition for relief or similar proceeding with respect to Seller or the Company under any Bankruptcy Law, (b) the court having jurisdiction over a chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Seller Parent shall have substantially consolidated the assets of Seller or the Company into Seller Parent's bankruptcy estate, or (c) creditors shall have filed an involuntary petition or similar proceeding against Seller or the Company seeking a judgment, decree or order of any court granting any relief under any Bankruptcy Law which has not been dismissed or stayed, in each case prior to the time Closing under this Agreement would otherwise be scheduled to occur, Buyer may defer Closing until such time as the bankruptcy court having jurisdiction over such proceeding approves acceptance and assumption by the Trustee (or the Debtor in Possession, as the case may be) of all of Seller's or the Company's obligations under this Agreement and the Transaction Documents (as defined in the Amended and Restated Unwind Side Letter)."

11.      Amendment to Section 7.1(d).

                  Section 7.1(d) of the Agreement is hereby deleted in its entirety and replaced with the following

                  "(d) By either Buyer or Seller in the event that the transactions contemplated by this Agreement shall not have been consummated by June 1, 2003 if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 7.1(d)."

12.      Amendment to Section 7.1.

                  Section 7.1 of the Agreement is hereby amended by adding the following:


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                  "(e) By Buyer (i) upon confirmation of any plan of
                  reorganization with respect to Seller Parent on terms that are materially different from the terms of Seller Parent's Plan of Reorganization or (ii) if Seller Parent's Plan of Reorganization is rejected by the class of claims that includes the holders of Seller Parent's senior notes."

                  "(f) By Buyer if (i) Seller or the Company shall have filed, or joined or consented to the filing of, a petition for relief or similar proceeding with respect to Seller or the Company under any Bankruptcy Law, or (ii) the court having jurisdiction over a chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Seller Parent shall have substantively consolidated the assets of Seller or the Company into Seller Parent's bankruptcy estate."

                  "(g) By Buyer if Seller Parent (i) rejects or fails to assume all executory contracts with respect to the Agreement or the Transaction Documents or (ii) fails to cause Seller and the Company to perform their obligations under the Agreement or any of the Transaction Documents if such a failure would have a material adverse effect on Seller, the Company or the Sites taken as a whole."

13.      Amendment to Section 8.1(a).

                  (a) Section 8.1(a) of the Agreement is hereby amended by adding the following definitions:

                  ""CONFIRMATION ORDER" means an order of the court having jurisdiction over a chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Seller Parent (i) confirming Seller Parent's Plan of Reorganization; (ii) approving and authorizing the transactions contemplated by the Agreement; and (iii) finding that the transactions contemplated by the Agreement are at arms length, made in good faith, for reasonably equivalent value, and in the best interests of Seller Parent's creditors."

                  ""CONSENT AND MODIFICATION AGREEMENT" means the Amended and Restated Consent and Modification Agreement, dated as of the date hereof and attached as Exhibit 1 hereto."

                  ""SELLER PARENT'S PLAN OF REORGANIZATION" means a plan of reorganization providing for, among other things, the approval of the transactions contemplated by the


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                  Agreement (and assumption of all executory contracts with
                  respect to the Agreement and the Transaction Documents) and the restructuring of the debt and capital structure of Seller Parent, on substantially the terms set forth in Exhibit 2 attached hereto, to be effectuated under a chapter 11 case under 11 U.S.C. ss.ss. 101 et seq. filed by Seller Parent."

                  (b) The definition of Joint Side Letter in Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  ""AMENDED AND RESTATED RELEASE AND ACKNOWLEDGEMENT" means the Amended and Restated Release, Covenant Not to Sue and Acknowledgement attached as Exhibit F to the Agreement and all references in the CA/NV Documents (as defined in the Amended and Restated Release and Acknowledgement) to the Joint Side Letter shall be deemed to refer to such document."

                  (c) The definition of Unwind Side Letter in Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

                  ""AMENDED AND RESTATED UNWIND SIDE LETTER" means the Amended and Restated Unwind Side Letter attached as Exhibit E to the Agreement and all references in the CA/NV Documents (as defined in the Amended and Restated Release and Acknowledgement) to the Unwind Side Letter shall be deemed to refer to such document."

14.      Amendment to Exhibits E and F.

                  Exhibits E and F to the Agreement are hereby amended and restated as set forth on Exhibits 4 and 3, respectively, to this November Agreement.

15.      Amendment to Exhibit B to the Agreement.

                  The Southern Towers Assignment and Assumption Agreement to be executed and delivered at the Closing of the transactions contemplated by the Agreement shall be revised from the form attached as Exhibit B to the Agreement to (i) incorporate the changes contemplated by this November Agreement and the other documents executed concurrently herewith by conforming the recitals thereto and certain definitions as expressly contemplated herein and changing the "Side Letter Obligation" in the definition of "Assumed Liabilities" from $10 million in cash to $7.5 million in cash, (ii) update and amend the schedules thereto as contemplated thereby and to reflect additional collocation agreements and tower improvements to the extent they have been approved by Buyer from May 15, 2002 through the Closing and (iii) to delete the form of Consent


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and Modification attached thereto and substitute in lieu of that form the
Amended and Restated Consent and Modification attached hereto as Exhibit 1.

16.      Continuing Effect of Agreement.

                  This November Agreement shall not constitute an amendment or modification of any other provision of the Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Agreement are and shall remain in full force and effect.

17.      Governing Law.

                  The parties agree that this November Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law or choice of law principles.

18.      Counterparts.

                  This November Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19.      Captions; Sections.

                  The captions contained in this November Agreement are for reference purposes only and are not part of this November Agreement. Unless otherwise indicated, all references to Sections shall mean and refer to the referenced Sections of the Agreement.

20.      Entire Agreement.

                  Except as otherwise expressly provided herein, this November Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings, representations and warranties both written and oral, between the parties hereto with respect to the subject matter hereof.


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                  IN WITNESS WHEREOF, each of the parties has caused this
November Agreement to be duly executed as of the day and year first above written.


                           CINGULAR WIRELESS LLC


                           By: /s/ STEPHEN A. MCGAW
                              -------------------------------------------------
                              Name: Stephen A. McGaw
                              Title: Executive Vice President -
                                     Corporate Development


                           SPECTRASITE HOLDINGS, INC.


                           By: /s/ STEPHEN H. CLARK
                              -------------------------------------------------
                              Stephen H. Clark
                              President and Chief Executive Officer


                           SOUTHERN TOWERS, INC.


                           By: /s/ STEPHEN H. CLARK
                              -------------------------------------------------
                              Stephen H. Clark
                              President and Chief Executive Officer


                           CA/NV TOWER HOLDINGS, LLC

                           By: Southern Towers, Inc., its sole Member


                           By: /s/ STEPHEN H. CLARK
                              -------------------------------------------------
                              Stephen H. Clark
                              President and Chief Executive Officer


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